SMITH BARNEY FUNDS, INC.
SMITH BARNEY OREGON MUNICIPALS FUND INC.

Sub-Item 77I

Registrant incorporates by reference Registrant's Supplement to the Prospectus and Statements of Additional Information dated
JUNE 2, 2005 filed on JUNE 20, 2005.
(Accession No. 0001193125-05-119196)